Exhibit 99.1

Contact:

Primo Water Corporation

Mark Castaneda, Chief Financial Officer

(336) 331-4000

ICR Inc.

Katie Turner

Hunter Wells

(646) 277-1228

Primo Water Announces Second Quarter Financial Results

Record Results Exceeding Company Guidance

Provides Outlook for the Third Quarter and

Raises Full Year Outlook for Fiscal 2016

WINSTON-SALEM, N.C., August 2, 2016 -- Primo Water Corporation (Nasdaq: PRMW) today reported financial results for the second quarter ended June 30, 2016.

Second Quarter Business Highlights:

●	Net sales increased 6.1% to record $34.4 million, exceeding Company guidance

●	Water segment net sales increased 9.8% to $24.3 million driven by increases of 13.2% and 5.3% in the U.S. Exchange and U.S. Refill businesses, respectively

●	Consolidated gross margin increased 500 basis points to 30.3% as a result of margin expansion in both the Water and Dispenser segments

●	Income from continuing operations more than tripled to $2.3 million

●	Adjusted EBITDA increased 39.1% to a record $6.2 million, exceeding Company guidance

●	Diluted earnings of $0.08 per share, up from earnings of $0.03 per share

●	Pro forma diluted earnings from continuing operations of $0.11 per share up from earnings of $0.05 per share

(All comparisons above are with respect to the second quarter of 2015)

“We experienced another quarter of strong water sales as we continue to benefit from a larger base of households using dispensers,” commented Billy D. Prim, Primo Water’s Chief Executive Officer. “Our record top-line drove gross margin expansion through greater leverage of our supply chain costs and resulted in record adjusted EBITDA that was above our expectations for the second quarter. We are very pleased with our team’s execution and are excited about the opportunities ahead as we continue to deliver on our key strategic initiatives.”

Second Quarter Results

Net sales increased 6.1% to $34.4 million from $32.4 million in the prior year quarter, driven by an increase in Water segment net sales.

Water segment net sales increased 9.8% to $24.3 million from $22.1 million in the prior year quarter. The increase in Water net sales was primarily due to increases of 13.2% and 5.3% in U.S. Exchange and U.S. Refill, respectively. U.S. Exchange was driven by an acceleration in same-store unit growth to 9.7% compared to the prior year quarter. Dispenser segment net sales decreased 1.8% to $10.1 million from $10.3 million in the prior year quarter due to the timing of orders from major retailers.

Gross margin percentage increased to 30.3% from 25.3% in the prior year quarter due to continued improvement in supply chain costs in both the Water and Dispenser segments. Selling, general and administrative expenses increased to $4.8 million from $4.3 million in the prior year quarter.

The U.S. GAAP net income increased to $2.3 million, or $0.08 per diluted share, from $0.7 million, or $0.03 per diluted share, in the prior year quarter.

Adjusted EBITDA increased 39.1% to $6.2 million from $4.4 million in the prior year quarter, driven by the increase in net sales and gross margin expansion. Pro forma adjusted earnings from continuing operations was $3.2 million, or $0.11 per diluted share, up from $1.4 million, or $0.05 per diluted share, in the prior year quarter.

Outlook

The Company raised its full year 2016 outlook for net sales to $132.2 to $134.3 million and adjusted EBITDA to $21.9 to $22.6 million.

The Company expects third quarter 2016 net sales of $33.9 to $34.9 million and adjusted EBITDA of $5.9 to $6.3 million.

Conference Call and Webcast

The Company will host a conference call to discuss these matters at 4:30 p.m. ET today, August 2, 2016. Participants from the Company will be Billy D. Prim, Chief Executive Officer, Matt Sheehan, President and Chief Operating Officer, and Mark Castaneda, Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through August 16, 2016. In addition, for the live broadcast listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is North America’s leading single source provider of multi-gallon purified bottled water, self-service refill water and water dispensers sold through major retailers throughout the United States and Canada. For more information and to learn more about Primo Water, please visit our website at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. These statements include the Company’s financial guidance and the expectation that its momentum will create further growth opportunities in the exchange and refill businesses. These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, adverse changes in the Company's relationships with its independent bottlers, distributors and suppliers, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of and demand for the Company's products and services, the entry of a competitor with greater resources into the marketplace, competition and other business conditions in the water and water dispenser industries in general, the Company’s experiencing product liability, product recall or higher than anticipated rates of sales returns associated with product quality or safety issues, the loss of key Company personnel, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all, the Company’s inability to comply with its covenants in its credit facility, significant liabilities or costs associated with litigation or other legal proceedings, as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 9, 2016 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA and pro forma net income from continuing operations, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as income from continuing operations before depreciation and amortization; interest expense, net; non-cash, stock-based compensation expense; non-recurring costs; and loss on disposal of property and equipment and other.   Pro forma net income from continuing operations is defined as income from continuing operations less non-cash stock-based compensation expense, non-recurring costs and loss on disposal of property and equipment.   The Company believes these non-U.S. GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  These non-U.S. GAAP financial measures are also presented to the Company’s board of directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  These non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015

Net sales	$34,385	$32,399	$66,681	$61,612
Operating costs and expenses:
Cost of sales	23,968	24,205	46,915	45,761
Selling, general and administrative expenses	4,778	4,345	9,807	9,010
Non-recurring costs	232	34	438	56
Depreciation and amortization	2,421	2,468	4,829	5,053
Loss on disposal of property and equipment	219	86	412	151
Total operating costs and expenses	31,618	31,138	62,401	60,031
Income from operations	2,767	1,261	4,280	1,581
Interest expense, net	489	504	959	1,023
Income from continuing operations	2,278	757	3,321	558
Loss from discontinued operations	(13)	(31)	(25)	(69)
Net income	$2,265	$726	$3,296	$489

Basic earnings per common share:
Income from continuing operations	$0.08	$0.03	$0.12	$0.02
Loss from discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)
Net income	$0.08	$0.03	$0.12	$0.02

Diluted earnings per common share:
Income from continuing operations	$0.08	$0.03	$0.11	$0.02
Loss from discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)
Net income	$0.08	$0.03	$0.11	$0.02

Weighted average shares used in computing earnings per share:
Basic	28,826	24,990	27,644	24,837
Diluted	30,101	26,549	29,656	26,391

Primo Water Corporation
Segment Information
(Unaudited; in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Segment net sales
Water	$24,281	$22,112	$46,659	$42,770
Dispensers	10,104	10,287	20,022	18,842
Total net sales	$34,385	$32,399	$66,681	$61,612

Segment income from operations
Water	8,715	6,695	16,445	13,122
Dispensers	785	593	1,483	924
Corporate	(3,861)	(3,439)	(7,969)	(7,205)
Non-recurring costs	(232)	(34)	(438)	(56)
Depreciation and amortization	(2,421)	(2,468)	(4,829)	(5,053)
Loss on disposal of property and equipment	(219)	(86)	(412)	(151)
	$2,767	$1,261	$4,280	$1,581

Primo Water Corporation
Condensed Consolidated Balance Sheets
(in thousands, except par value data)

	June 30,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,557	$1,826
Accounts receivable, net	15,869	11,098
Inventories	8,409	7,092
Prepaid expenses and other current assets	872	529
Total current assets	26,707	20,545

Bottles, net	3,915	3,688
Property and equipment, net	34,234	31,997
Intangible assets, net	7,819	8,074
Other assets	183	183
Total assets	$72,858	$64,487

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$17,328	$11,994
Accrued expenses and other current liabilities	2,924	3,748
Current portion of long-term debt and capital leases	4,262	172
Total current liabilities	24,514	15,914

Long-term debt and capital leases, net of current portion and debt issuance costs	16,012	19,903
Liabilities of disposal group, net of current portion, and other long-term liabilities	2,513	2,535
Total liabilities	43,039	38,352

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 25,994 and 25,810 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	26	26
Additional paid-in capital	281,677	281,476
Common stock warrants	7,492	7,492
Accumulated deficit	(258,151)	(261,447)
Accumulated other comprehensive loss	(1,225)	(1,412)
Total stockholders’ equity	29,819	26,135
Total liabilities and stockholders’ equity	$72,858	$64,487

Primo Water Corporation
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$3,296	$489
Less: Loss from discontinued operations	(25)	(69)
Income from continuing operations	3,321	558
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,829	5,053
Loss on disposal of property and equipment	412	151
Stock-based compensation expense	1,046	1,175
Non-cash interest expense	55	55
Realized foreign currency exchange loss and other, net	(172)	152
Changes in operating assets and liabilities:
Accounts receivable	(4,708)	(1,380)
Inventories	(1,290)	(1,903)
Prepaid expenses and other assets	(337)	340
Accounts payable	5,305	4,554
Accrued expenses and other liabilities	(675)	(238)
Net cash provided by operating activities	7,786	8,517

Cash flows from investing activities:
Purchases of property and equipment	(5,423)	(2,682)
Purchases of bottles, net of disposals	(1,329)	(1,361)
Proceeds from the sale of property and equipment	8	14
Additions to and acquisitions of intangible assets	(36)	(4)
Net cash used in investing activities	(6,780)	(4,033)

Cash flows from financing activities:
Borrowings under Revolving Credit Facility	20,900	13,100
Payments under Revolving Credit Facility	(20,900)	(15,100)
Note payable and capital lease payments	(143)	(69)
Stock option and employee stock purchase activity, net	(1,177)	39
Net cash used in financing activities	(1,320)	(2,030)

Cash used in operating activities of discontinued operations	(52)	(92)

Effect of exchange rate changes on cash and cash equivalents	97	(54)
Net (decrease) increase in cash and cash equivalents	(269)	2,308
Cash and cash equivalents, beginning of year	1,826	495
Cash and cash equivalents, end of period	$1,557	$2,803

Primo Water Corporation
Non-GAAP EBITDA and Adjusted EBITDA Reconciliation
(Unaudited; in thousands)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Income from continuing operations	$2,278	$757	$3,321	$558
Depreciation and amortization	2,421	2,468	4,829	5,053
Interest expense, net	489	504	959	1,023
EBITDA	5,188	3,729	9,109	6,634
Non-cash, stock-based compensation expense	486	540	1,046	1,175
Non-recurring costs	232	34	438	56
Loss on disposal of property and equipment and other	257	129	491	231
Adjusted EBITDA	$6,163	$4,432	$11,084	$8,096

Primo Water Corporation
Pro Forma Net Income From Continuing Operations Reconciliation
(Unaudited; in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015

Income from continuing operations	$2,278	$757	$3,321	$558
Non-cash, stock-based compensation expense	486	540	1,046	1,175
Non-recurring costs	232	34	438	56
Loss on disposal of property and equipment	219	86	412	151
Pro forma net income from continuing operations	$3,215	$1,417	$5,217	$1,940

Pro forma earnings from continuing operations per share:
Basic	$0.11	$0.06	$0.19	$0.08
Diluted	$0.11	$0.05	$0.18	$0.07

Weighted average shares used in computing pro forma earnings per share:
Basic	28,826	24,990	27,644	24,837
Diluted	30,101	26,549	29,656	26,391